FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS
5310 HARVEST HILL ROAD, SUITE 275
DALLAS, TEXAS 75230 - 5805
(972) 788-1110 Telefax 991-3160
E-Mail: forgarb@forgarb.com

March 25, 2010

Reef Global Energy VII, L.P.
1901 N. Central Expy Suite 300
Richardson TX 75080

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Gentlemen:

We hereby consent to the use of our name, to references to our name, and to the inclusion of information taken from our "Estimated Reserves and Future Net Revenue as of January 1, 2010 Attributable to Interests Owned By Reef Global Energy VII, L.P. In Certain Properties Located in Louisiana, New Mexico, Texas, and Wyoming", under the section "Item 2 Properties – Proved Crude Oil and Natural Gas Reserves". We also consent to the inclusion of our letter report dated March 5, 2010 and summary reserve information in the Annual report on Form 10-K of Reef Global Energy VII, L.P. as Exhibit 99.1.

Yours truly,

Forrest A. Garb & Associates, Inc.

Forrest A. Garb & Associates, Inc.
Texas Registered Engineering Firm F-629

W. D. Harris III

W. D. Harris III
Chief Executive Officer
Forrest A. Garb & Associates, Inc.